                                                                    EXHIBIT 99.1

[GATX LOGO]                                                         NEWS RELEASE

FOR RELEASE: IMMEDIATELY

GATX CORPORATION REPORTS 2003 FOURTH QUARTER AND FULL YEAR RESULTS

         - Board of Directors declares quarterly dividend of $.20 per common share, reduced from $.32 per common share in the prior quarter

         CHICAGO, January 30 - GATX Corporation (NYSE:GMT) today announced its 2003 fourth quarter and full year results. For the 2003 fourth quarter, GATX reported net income of $27.6 million or $.55 per diluted share compared to a net loss of $29.4 million or $.61 per diluted share in the prior year period. For the full year, GATX reported 2003 net income of $76.9 million or $1.56 per diluted share compared to net income of $.3 million in 2002.

         The 2003 fourth quarter results include the following significant items on a per diluted share basis: tax adjustments ($.22 benefit) and air-related impairments ($.04 negative). The full year 2003 results include the following significant items on a per diluted share basis: tax adjustments ($.24 benefit), insurance recoveries ($.20 benefit) and air-related impairments and charges ($.19 negative).

         The 2002 fourth quarter results include the following items on a per diluted share basis: air-related impairments and charges ($.37 negative), reduction in workforce charges ($.21 negative), and a venture-related goodwill charge ($.17 negative). The 2002 full year results include the aforementioned items and a SFAS No. 142 goodwill charge ($.72 negative) and a gain on a sale of remaining GATX Terminals assets ($.13 benefit).

         Ronald H. Zech, chairman and president of GATX, stated, "Entering 2003 we expected challenging conditions in our end markets to persist, but we were hopeful that the volatility we faced in recent years would subside. This outlook proved accurate, and today we are experiencing a slow recovery and a more stable environment.

         "Rail utilization improved from 91% to 93% in 2003, as we scrapped cars and effectively managed our lease renewals and new car placements. We acquired 2,400 cars for our North American fleet, and streamlined our European operations following the acquisition of the remaining

51% interest in KVG at the end of 2002. The downward trend in absolute lease rates recently abated; however, we continue to face revenue pressure in our North American fleet as some leases renew at lower rates.

         "The air industry continued to face a very difficult environment in 2003, as the war in Iraq and SARS presented new challenges. However, traffic patterns have improved and the pace of carrier bankruptcies and restructurings has slowed. While lease rates on quality aircraft have bottomed out, and we have maintained high asset utilization, material improvements in rates have not yet occurred.

         "GATX's strong cash flow characteristics were evident again in 2003. We generated cash from operations totaling $408 million and portfolio proceeds of $760 million. Investments for 2003 were $875 million, down from 2002 levels primarily due to fewer aircraft deliveries. Investment activity in 2003 improved as the year progressed.

         "Looking at 2004, in our rail and air businesses, which comprise nearly 80% of our asset base, we expect that underlying market conditions will continue to improve. However, the pace of our earnings recovery is likely to be gradual due to the long-term nature of the leases in our portfolio and continuing pressure on lease rates. Some higher rate leases will renew at lower rates, and improvements we are experiencing in some assets types will work into the portfolio over time. Therefore, on a combined basis, we expect the 2004 income contribution from our two largest businesses to be in the same range as 2003.

         "Our investment volume in technology has mirrored the restrained IT spending environment in recent years, and as a result our asset base is lower today than at the beginning of 2003. This presents a revenue challenge as we enter the new year, and income from this unit is expected to decline in 2004 as we rebuild the asset base. While we expect our specialty portfolio to contribute another strong year in terms of remarketing gains in 2004, we expect total income from specialty and venture will be lower in 2004 versus the prior year. This is the result of the ongoing run off of our venture portfolio and curtailment of new investment in specialty.

         "We remain focused on increasing investment volume and reducing costs across GATX, both of which can mitigate some of the near-term revenue pressure. Additionally, there are non-operating events unique to 2004, including the sale of non-operating assets, that could contribute significant income. However, the predictability of these non-operating components is uncertain.

         "Incorporating all of these factors, we currently expect that 2004 net income will be in the same range as the $1.56 reported in 2003. This outlook assumes no material change in trends for the economy or our major end markets.

         "On a longer-term basis, the stage is set for improved financial performance. In rail, we are seeing a more active investment environment. We plan to add cars through both new car purchases and fleet acquisitions, and we are actively pursuing transactions in the North America market. In air, we successfully placed our 2003 new aircraft deliveries and renewals with minimal downtime. The bulk of our new delivery schedule is complete, and we are now focusing greater attention on secondary market transactions and expanding our portfolio of managed aircraft. In technology, investment volumes have been low but improved each quarter in 2003 as industry-wide IT spending showed signs of recovering. Our balance sheet is solid, financing costs have decreased dramatically over the past year, and our overall liquidity position remains strong."

         Mr. Zech concluded, "Like many of our customers, we have put a volatile operating period behind us, we have established a firm base in a more stable environment, and we are eager to capitalize on investment opportunities and improve our earnings performance as our end markets strengthen."

DIVIDEND ANNOUNCEMENT

         GATX also announced that the Board of Directors declared a quarterly dividend of $.20 per common share, payable March 31, 2004, to shareholders of record on March 5, 2004. This quarterly dividend is reduced from the prior quarter level of $.32 per common share.

         Mr. Zech stated, "In 2003, the Board held the dividend flat as it balanced a number of competing issues: earnings were weak, the operating environment was volatile, and the timing and magnitude of an economic recovery were uncertain. We noted in January 2003 that the dividend level was unsustainable based on expected earnings levels for the year. However, making a long-term dividend decision in the face of uncertainty and volatility was not optimal, and cash flows were strong and investment needs were moderate. Therefore, we maintained the dividend at then current levels while we progressed toward a more normalized operating environment in which we could better gauge the economic recovery and its impact on GATX.

         "During 2003 our operating environment stabilized and we can now look forward with improved clarity. As noted above, the economic recovery is underway and we are seeing positive affects on our business, but the pace of our earnings recovery will be gradual. Therefore, while our cash flows and liquidity position remain very strong, the Board believes the new dividend level better reflects current earnings and recovery expectations. The new dividend level provides GATX with the equity formation to continue capitalizing on investment opportunities in its businesses while also strengthening its financial position.

         "The importance of the dividend to our many long term shareholders weighed heavily in our decision process. Few companies share GATX's record of paying quarterly, uninterrupted dividends since 1919. We are proud of this record and believe it exemplifies our commitment to shareholders. Most importantly, our objective remains clear: to provide shareholders with an attractive total return on their investment in GATX, generated both from dividends and growth in our core earnings. We believe the new dividend level sets a base from which we can achieve this objective."

         The Board also declared a quarterly dividend of $.625 per share on the $2.50 preferred stock, payable March 1, 2004, to shareholders of record on February 13, 2004. This quarterly dividend is unchanged from the prior quarter.

GATX RAIL

         GATX Rail reported net income of $12.3 million in the 2003 fourth quarter compared to $6.3 million in the prior year period. For the full year, 2003 net income was $48.4 million compared to $16.3 million in the prior year. The 2003 fourth quarter and full year results include a tax adjustment benefit of $1.8 million after-tax. The 2002 full year net income results include a $34.9 million after-tax SFAS No. 142 goodwill charge related to DEC, GATX's tank car leasing company based in Poland.

         GATX Rail's North American fleet was 105,000 cars at year end. In the 2003 fourth quarter, GATX Rail expanded its fleet through the acquisition of 1,200 covered hopper cars that are on long-term lease with a customer. Utilization of GATX Rail's North American fleet was 93% at the end of the fourth quarter, flat with the third quarter but up from 91% at the end of 2002. The improvement in utilization was driven by car scrapping and marketing programs targeted at specific car types.

         Although North American utilization and the active car count increased in 2003, lease revenues in this market declined. This was driven by the fact that, excluding the 1,200 car acquisition undertaken at year end, the North American active car count in 2003 was slightly below the 2002 year-end level. Fewer cars generating lease income, coupled with continued pressure on rates, resulted in a $31 million decline (5%) in North American lease revenue versus the prior year. The magnitude of rate pressure on the most common car types eased in 2003 versus the beginning of the year and the prior year. This was evidenced by the run rate of North American quarterly lease revenue which has recently flattened out versus steady declines in 2002 and early 2003.

         Maintenance costs in North America were higher in 2003 due to an increase in assignment activity, or transferring cars from one customer to another at lease termination, a common occurrence when industry-wide utilization levels are lower than normal.

         Order backlogs at railcar manufacturers reached the 30,000 car level in 2003 for the first time in several years, a sign of expected improvement in the overall rail market and increased capital investment in this sector. GATX Rail has positioned itself to acquire new cars at attractive prices through its committed purchase program. Under this program, GATX Rail took delivery of approximately 1,000 new cars in 2003 and demand for these cars was strong. GATX Rail will continue looking for additional investment opportunities both in new and used equipment.

         North America manufacturing capacity utilization, as reported by the Federal Reserve, was 76% at year end, up from 75% in the prior quarter and prior year end. Additionally, industry-wide chemical car load shipments were up 1.6% in 2003 compared to the prior year. The capacity utilization and chemical shipment data are less robust than data for other sectors of the economy.

FINANCIAL SERVICES

         Financial Services reported 2003 fourth quarter net income of $14.5 million compared to a net loss of $31.1 million in the prior year period. The 2003 fourth quarter results include $2.4 million of after-tax charges for air-related impairments. The 2002 fourth quarter results include significant after-tax expense items including air-related impairments and charges ($18.1 million), a work-force reduction charge ($9.1 million), and goodwill impairment ($8.7 million).

         For the 2003 full year, Financial Services reported net income of $44.4 million compared to net income of $3.2 million in the prior year. The 2003 results include significant after-tax items including air-related impairments and charges ($9.5 million negative) and insurance recoveries ($10.0 million benefit). The 2002 full year results include the significant items outlined in the preceding paragraph. The 2003 full year results reflect weak performance in air, offset by solid income contributions from GATX Technology and the specialty portfolio.

         A complete air presentation has been posted at www.gatx.com. Highlights include continued strong utilization at 97%, and significant progress on the 2004 renewal schedule and new aircraft placements.

         Financial Services' investment volume for 2003 totaled $625 million compared to $1.2 billion in the prior year. The two largest contributors to investment volume in both years were the air and technology sectors. The decline in 2003 investment volume primarily reflects the fact that GATX Air took delivery of fewer aircraft in 2003 than prior years, along with lower volumes as a result of the runoff of the venture business and curtailment of specialty investments.

         Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $17 million in the fourth quarter compared to $14 million in the prior year period. Total 2003 remarketing income of $44 million compares to $50 million in the prior year. Similar to 2002, the 2003 gains were largely concentrated in the specialty and technology portfolios.

CREDIT STATISTICS

         At the end of 2003, the allowance for losses was 6.1% of reservable assets compared to 6.6% at the end of 2002 and 7.1% at the end of the third quarter. Overall credit quality in the technology, specialty, and venture portfolios improved meaningfully in 2003. Actual loss experience was less than anticipated in 2003, and the status of certain problem and past due accounts improved during the year. This necessitated a reduction in the loss allowance on an absolute basis, yet the Company continues to maintain an overall loss allowance position at the high end of its stated target range of 4.0%-6.5%.

         Net charge-offs and impairments totaled $67.2 million during 2003, or 0.9% of average total assets, compared to $97.1 million (1.3%) in 2002. The 2003 charges in the technology, specialty, and venture areas were below 2002 levels, underscoring the overall improvement in credit trends.

         Non-performing leases and loans at the end of 2003 totaled $84.3 million or 3.3% of Financial Services' investments compared to $94.9 million (3.3%) at the end of 2002 and $149 million (5.5%) in the 2003 third quarter. The sharp improvement in the 2003 year-end level versus the third quarter is primarily related to repossession of certain assets, including an aircraft that was subsequently leased to a different carrier, and favorable conclusions to certain accounts in the technology sector.

COMPANY DESCRIPTION

         GATX Corporation (NYSE: GMT) is a specialized finance and leasing company combining asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, and information technology leasing.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss year end quarter results. Teleconference details are as follows:

                              Friday, January 30th
                              11:00 AM EASTERN TIME
                      Domestic Dial-In:      1-800-706-6082
                      International Dial-In: 1-706-634-7421

                      Replay: Domestic:      1-800-642-1687
                              International: 1-706-645-9291
                              Access Code:   5068586

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

UPDATE ON AIR PORTFOLIO

GATX Corporation has updated its Air portfolio presentation, and the slides are currently available at www.gatx.com or by calling the GATX Investor Relations Department.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; aircraft and railcar lease rate and utilization levels; conditions in the capital markets and the potential for a downgrade in GATX Financial Corporation's credit rating, either of which could have an effect on the Company's borrowing costs or ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; regulatory rulings that may impact the economic value of assets; competitors in the rail and air markets who may have access to capital at lower costs than GATX; additional potential write-downs and/or provisions within GATX's portfolio; impaired asset charges; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:

Robert C. Lyons             Rhonda S. Johnson
GATX Corporation            GATX Corporation
312-621-6633                415-955-3211

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(01/30/04)

                               --Tabular Follows--

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                              DECEMBER 31                 DECEMBER 31
                                                         ---------------------     ------------------------
                                                           2003         2002          2003          2002
                                                         --------     --------     ----------    ----------
GROSS INCOME
Lease income                                             $  237.3     $  251.3     $    956.8    $  1,020.2
Marine operating revenue                                     28.0         26.0           85.0          79.7
Interest income                                              10.9         11.5           41.8          55.1
Asset remarketing income                                     17.7         14.3           48.7          54.7
Gain on sale of securities                                    1.0           .5            7.3           3.9
Fees                                                          3.3          4.5           18.1          17.6
Other                                                        17.1         16.4           85.0          55.3
                                                         --------     --------     ----------    ----------
Revenues                                                    315.3        324.5        1,242.7       1,286.5
Gain on extinguishment of debt                                1.4          2.1            2.1          18.0
Share of affiliates' earnings (loss)                         10.3         (9.7)          69.7          48.4
                                                         --------     --------     ----------    ----------
TOTAL GROSS INCOME                                          327.0        316.9        1,314.5       1,352.9

OWNERSHIP COSTS
Depreciation                                                 72.1         87.5          306.5         351.6
Interest, net                                                46.8         56.9          199.9         224.6
Operating lease expense                                      45.1         45.9          182.4         179.5
                                                         --------     --------     ----------    ----------
TOTAL OWNERSHIP COSTS                                       164.0        190.3          688.8         755.7

OTHER COSTS AND EXPENSES
Maintenance expense                                          42.8         39.0          168.1         151.7
Marine operating expenses                                    23.0         20.6           68.9          60.7
Other operating expenses                                      9.3         12.5           43.6          41.1
Selling, general and administrative                          57.6         52.6          198.7         204.5
(Reversal) provision for possible losses                     (5.8)         7.3            3.0          36.6
Asset impairment charges                                     10.8         24.9           36.4          43.2
Reduction in workforce charges                                 --         16.9             --          16.9
Fair value adjustments for derivatives                        1.5           .5            4.1           3.5
                                                         --------     --------     ----------    ----------
TOTAL OTHER COSTS AND EXPENSES                              139.2        174.3          522.8         558.2
                                                         --------     --------     ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE                            23.8        (47.7)         102.9          39.0

INCOME TAX (BENEFIT) PROVISION                               (3.8)       (18.3)          26.0          10.0
                                                         --------     --------     ----------    ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
      CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 27.6        (29.4)          76.9          29.0

DISCONTINUED OPERATIONS
   Gain on sale of portion of segment, net of taxes            --           --             --           6.2
                                                         --------     --------     ----------    ----------
TOTAL DISCONTINUED OPERATIONS                                  --           --             --           6.2
                                                         --------     --------     ----------    ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                    27.6        (29.4)          76.9          35.2

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                         --           --             --         (34.9)
                                                         --------     --------     ----------    ----------
NET INCOME (LOSS)                                        $   27.6     $  (29.4)    $     76.9    $       .3
                                                         ========     ========     ==========    ==========

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (CONTINUED)

                                                           THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                               DECEMBER 31                      DECEMBER 31
                                                       --------------------------       --------------------------
                                                          2003            2002             2003            2002
                                                       ----------      ----------       ----------      ----------
PER SHARE DATA
Basic:
  Income (loss) from continuing operations before      $      .56      $     (.61)      $     1.57      $      .59
    cumulative effect of accounting change
  Income from discontinued operations                          --              --               --             .13
  Cumulative effect of accounting change                       --              --               --            (.72)
                                                       ----------      ----------       ----------      ----------
    Total                                              $      .56      $     (.61)      $     1.57      $       --

Average number of common shares (in thousands)             49,179          48,980           49,107          48,889

Diluted:
  Income (loss) from continuing operations before      $      .55      $     (.61)      $     1.56      $      .59
    cumulative effect of accounting change
  Income from discontinued operations                          --              --               --             .13
  Cumulative effect of accounting change                       --              --               --            (.72)
                                                       ----------      ----------       ----------      ----------
    Total                                              $      .55      $     (.61)      $     1.56      $       --

Average number of common shares and common share
  equivalents (in thousands) (a)                           54,518          48,980           49,222          49,177

Dividends declared per common share                    $      .32      $      .32       $     1.28      $     1.28

(a) Shares underlying the convertible securities issued in first quarter of 2002 were included in the calculation of diluted earnings per share for the fourth quarter of 2003 because of dilutive effects.

                        GATX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                       DECEMBER 31      DECEMBER 31
                                                           2003            2002
                                                       -----------      -----------
ASSETS

CASH AND CASH EQUIVALENTS                              $     211.5      $     231.1
RESTRICTED CASH                                               60.9            140.9

RECEIVABLES
Rent and other receivables                                    95.9             97.8
Finance leases                                               561.9            713.0
Loans                                                        187.4            434.2
Less - allowance for possible losses                         (51.6)           (82.2)
                                                       -----------      -----------
                                                             793.6          1,162.8
OPERATING LEASE ASSETS, FACILITIES AND OTHER
Railcars and service facilities                            3,374.6          3,076.9
Operating lease investments and other                      2,332.2          2,250.1
Less - allowance for depreciation                         (2,109.2)        (2,008.1)
                                                       -----------      -----------
                                                           3,597.6          3,318.9
Progress payments for aircraft and other equipment            53.6            140.9
                                                       -----------      -----------
                                                           3,651.2          3,459.8

INVESTMENTS IN AFFILIATED COMPANIES                          868.2            850.9
RECOVERABLE INCOME TAXES                                      53.8            129.8
GOODWILL, NET                                                 94.8             62.5
OTHER INVESTMENTS                                            101.9             96.1
OTHER ASSETS                                                 244.7            294.4
                                                       -----------      -----------
                                                       $   6,080.6      $   6,428.3
                                                       ===========      ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                  $     354.8      $     396.2

DEBT
Short-term                                                    15.9             13.7
Long-term:
   Recourse                                                3,255.9          3,487.9
   Nonrecourse                                               445.6            594.6
Capital lease obligations                                    122.4            143.7
                                                       -----------      -----------
                                                           3,839.8          4,239.9

DEFERRED INCOME TAXES                                        671.7            637.4
OTHER LIABILITIES                                            325.4            354.2
                                                       -----------      -----------

TOTAL LIABILITIES                                          5,191.7          5,627.7

TOTAL SHAREHOLDERS' EQUITY                                   888.9            800.6
                                                       -----------      -----------
                                                       $   6,080.6      $   6,428.3
                                                       ===========      ===========

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                             THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                                DECEMBER 31                 DECEMBER 31
                                                                           ---------------------     -------------------------
                                                                             2003         2002          2003           2002
                                                                           --------     --------     ----------     ----------
OPERATING ACTIVITIES
Income (loss) from continuing operations, including accounting change      $   27.6     $  (29.4)    $     76.9     $     (5.9)
Adjustments to reconcile income from continuing
  operations to net cash provided by continuing operations:
      Realized gains on remarketing of leased equipment                       (15.9)        (9.5)         (42.0)         (40.8)
      Gain on sales of securities                                              (1.0)         (.5)          (7.3)          (3.9)
      Depreciation                                                             75.7         92.1          321.8          368.1
      (Reversal) provision for possible losses                                 (5.8)         7.3            3.0           36.6
      Asset impairment charges                                                 10.8         24.9           36.4           43.2
      Deferred income taxes                                                   (10.7)        23.4           60.6          130.7
      Gain on extinguishment of debt                                           (1.4)        (2.1)          (2.1)         (18.0)
      Share of affiliates' earnings, net of dividends                          (3.4)        23.1          (49.0)         (13.1)
      Cumulative effect of accounting change                                     --           --             --           34.9
Other                                                                           7.3         31.3           10.0         (115.7)
                                                                           --------     --------     ----------     ----------
    NET CASH PROVIDED BY CONTINUING OPERATIONS                                 83.2        160.6          408.3          416.1

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse financing
  for leveraged leases, operating lease assets and facilities                (178.3)      (230.9)        (642.2)        (893.2)
Loans extended                                                                  (.9)       (37.8)         (49.5)        (128.7)
Investments in affiliated companies                                           (51.8)       (62.3)        (100.8)         (93.3)
Progress payments                                                              (6.1)       (19.5)         (32.2)        (104.2)
Investment in available for sale securities                                   (23.7)          --          (23.7)            --
Other investments                                                              (1.4)       (33.9)         (26.6)         (52.4)
                                                                           --------     --------     ----------     ----------
Portfolio investments and capital additions                                  (262.2)      (384.4)        (875.0)      (1,271.8)
Portfolio proceeds                                                            191.3        209.6          759.5          882.8
Proceeds from other asset sales                                                 3.9          5.4           23.0           17.4
Net decrease (increase) in restricted cash                                     47.7         (7.7)         (28.4)          (6.5)
Effect of exchange rate changes on restricted cash                               --          3.3           17.7            9.9
                                                                           --------     --------     ----------     ----------
    NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS            (19.3)      (173.8)        (103.2)        (368.2)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                                  262.4        213.4          836.9        1,518.1
Repayment of long-term debt                                                  (235.3)      (219.3)      (1,082.0)      (1,210.0)
Net (decrease) increase in short-term debt                                    (17.5)        13.1            (.7)        (274.4)
Net decrease in capital lease obligations                                      (1.3)        (1.6)         (21.3)         (22.1)
Issuance of common stock and other                                              2.1          4.0            3.8            8.4
Cash dividends                                                                (15.7)       (15.6)         (62.8)         (62.5)
                                                                           --------     --------     ----------     ----------
    NET CASH USED IN FINANCING ACTIVITIES OF CONTINUING OPERATIONS             (5.3)        (6.0)        (326.1)         (42.5)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS                            .8          3.2            1.4           13.7
NET TRANSFERS TO DISCONTINUED OPERATIONS                                         --         (1.2)            --          (14.1)
                                                                           --------     --------     ----------     ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
      FROM CONTINUING OPERATIONS                                               59.4        (17.2)         (19.6)           5.0
PROCEEDS FROM SALE OF A PORTION OF SEGMENT                                       --           --             --            3.2
                                                                           --------     --------     ----------     ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       $   59.4     $  (17.2)    $    (19.6)    $      8.2
                                                                           ========     ========     ==========     ==========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      TWELVE MONTHS ENDED DECEMBER 31, 2003
                                  (IN MILLIONS)

                                                GATX        FINANCIAL    CORPORATE         GATX
                                                RAIL        SERVICES     AND OTHER     CONSOLIDATED
                                              ---------     ---------    ---------     ------------
GROSS INCOME
Lease income                                  $   635.6     $   321.2    $      --     $      956.8
Marine operating revenue                             --          85.0           --             85.0
Interest income                                      --          41.8           --             41.8
Asset remarketing income                            4.7          44.0           --             48.7
Gain on sale of securities                           --           7.3           --              7.3
Fees                                                2.9          15.2           --             18.1
Other                                              46.6          39.1          (.7)            85.0
                                              ---------     ---------    ---------     ------------
Revenues                                          689.8         553.6          (.7)         1,242.7
Gain (loss) on extinguishment of debt                --           2.5          (.4)             2.1
Share of affiliates' earnings                      12.5          57.2           --             69.7
                                              ---------     ---------    ---------     ------------
TOTAL GROSS INCOME                                702.3         613.3         (1.1)         1,314.5

OWNERSHIP COSTS
Depreciation                                      117.0         189.5           --            306.5
Interest, net                                      64.3         120.5         15.1            199.9
Operating lease expense                           174.0           8.7          (.3)           182.4
                                              ---------     ---------    ---------     ------------
TOTAL OWNERSHIP COSTS                             355.3         318.7         14.8            688.8

OTHER COSTS AND EXPENSES
Maintenance expense                               165.5           2.6           --            168.1
Marine operating expenses                            --          68.9           --             68.9
Other operating expenses                           33.9           9.7           --             43.6
Selling, general and administrative                79.6          94.9         24.2            198.7
(Reversal) provision for possible losses           (2.6)          5.6           --              3.0
Asset impairment charges                             --          36.4           --             36.4
Fair value adjustments for derivatives               --           4.1           --              4.1
                                              ---------     ---------    ---------     ------------
TOTAL OTHER COSTS AND EXPENSES                    276.4         222.2         24.2            522.8
                                              ---------     ---------    ---------     ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                          70.6          72.4        (40.1)           102.9

INCOME TAX PROVISION (BENEFIT)                     22.2          28.0        (24.2)            26.0

                                              ---------     ---------    ---------     ------------
NET INCOME (LOSS)                             $    48.4     $    44.4    $   (15.9)    $       76.9
                                              =========     =========    =========     ============

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      TWELVE MONTHS ENDED DECEMBER 31, 2002
                                  (IN MILLIONS)

                                                           GATX       FINANCIAL     CORPORATE     DISCONTINUED         GATX
                                                           RAIL       SERVICES      AND OTHER      OPERATIONS      CONSOLIDATED
                                                         --------     ---------     ---------     ------------     ------------
GROSS INCOME
Lease income                                             $  608.6     $   411.6     $      --     $         --     $   1,020.2
Marine operating revenue                                       --          79.7            --               --            79.7
Interest income                                                --          55.1            --               --            55.1
Asset remarketing income                                      4.9          49.8            --               --            54.7
Gain on sale of securities                                     --           3.9            --               --             3.9
Fees                                                          3.4          14.2            --               --            17.6
Other                                                        42.2          13.1            --               --            55.3
                                                         --------     ---------     ---------     ------------     -----------
Revenues                                                    659.1         627.4            --               --         1,286.5
Gain on extinguishment of debt                                 --          16.8           1.2               --            18.0
Share of affiliates' earnings                                13.1          35.3            --               --            48.4
                                                         --------     ---------     ---------     ------------     -----------
TOTAL GROSS INCOME                                          672.2         679.5           1.2               --         1,352.9

OWNERSHIP COSTS
Depreciation                                                105.0         246.6            --               --           351.6
Interest, net                                                56.2         147.0          21.4               --           224.6
Operating lease expense                                     171.3           8.8           (.6)              --           179.5
                                                         --------     ---------     ---------     ------------     -----------
TOTAL OWNERSHIP COSTS                                       332.5         402.4          20.8               --           755.7

OTHER COSTS AND EXPENSES
Maintenance expense                                         150.9            .8            --               --           151.7
Marine operating expenses                                      --          60.7            --               --            60.7
Other operating expenses                                     31.7           9.4            --               --            41.1
Selling, general and administrative                          74.7         110.8          19.0               --           204.5
Provision for possible losses                                 1.4          35.2            --               --            36.6
Asset impairment charges                                       --          43.2            --               --            43.2
Reduction in workforce charges                                2.0          14.9            --               --            16.9
Fair value adjustments for derivatives                         .2           3.3            --               --             3.5
                                                         --------     ---------     ---------     ------------     -----------
TOTAL OTHER COSTS AND EXPENSES                              260.9         278.3          19.0               --           558.2
                                                         --------     ---------     ---------     ------------     -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE                            78.8          (1.2)        (38.6)              --            39.0

INCOME TAX PROVISION (BENEFIT)                               27.6          (4.4)        (13.2)              --            10.0
                                                         --------     ---------     ---------     ------------     -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     CUMULATIVE EFFECT OF ACCOUNTING CHANGE                  51.2           3.2         (25.4)              --            29.0

DISCONTINUED OPERATIONS
   Gain on sale of portion of segment, net of taxes            --            --            --              6.2             6.2
                                                         --------     ---------     ---------     ------------     -----------
TOTAL DISCONTINUED OPERATIONS                                  --            --            --              6.2             6.2
                                                         --------     ---------     ---------     ------------     -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                    51.2           3.2         (25.4)             6.2            35.2

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                      (34.9)           --            --               --           (34.9)
                                                         --------     ---------     ---------     ------------     -----------
NET INCOME (LOSS)                                        $   16.3     $     3.2     $   (25.4)    $        6.2     $        .3
                                                         ========     =========     =========     ============     ===========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 2003
                                  (IN MILLIONS)

                                                GATX        FINANCIAL      CORPORATE         GATX
                                                RAIL         SERVICES      AND OTHER     CONSOLIDATED
                                              --------      ---------      ---------     ------------
GROSS INCOME
Lease income                                  $  160.0      $    77.3      $      --     $      237.3
Marine operating revenue                            --           28.0             --             28.0
Interest income                                     --           10.9             --             10.9
Asset remarketing income                            .3           17.4             --             17.7
Gain on sale of securities                          --            1.0             --              1.0
Fees                                                .2            3.1             --              3.3
Other                                             11.3            6.8           (1.0)            17.1
                                              --------      ---------      ---------     ------------
Revenues                                         171.8          144.5           (1.0)           315.3
Gain (loss) on extinguishment of debt               --            1.8            (.4)             1.4
Share of affiliates' earnings                      3.8            6.5             --             10.3
                                              --------      ---------      ---------     ------------
TOTAL GROSS INCOME                               175.6          152.8           (1.4)           327.0

OWNERSHIP COSTS
Depreciation                                      30.5           41.6             --             72.1
Interest, net                                     15.2           27.7            3.9             46.8
Operating lease expense                           43.4            2.0            (.3)            45.1
                                              --------      ---------      ---------     ------------
TOTAL OWNERSHIP COSTS                             89.1           71.3            3.6            164.0

OTHER COSTS AND EXPENSES
Maintenance expense                               42.5             .3             --             42.8
Marine operating expenses                           --           23.0             --             23.0
Other operating expenses                           7.3            2.0             --              9.3
Selling, general and administrative               23.0           25.4            9.2             57.6
(Reversal) provision for possible losses           (.9)          (4.9)            --             (5.8)
Asset impairment charges                            --           10.8             --             10.8
Fair value adjustments for derivatives             (.1)           1.6             --              1.5
                                              --------      ---------      ---------     ------------
TOTAL OTHER COSTS AND EXPENSES                    71.8           58.2            9.2            139.2
                                              --------      ---------      ---------     ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                         14.7           23.3          (14.2)            23.8

INCOME TAX PROVISION (BENEFIT)                     2.4            8.8          (15.0)            (3.8)
                                              --------      ---------      ---------     ------------
NET INCOME                                    $   12.3      $    14.5      $      .8     $       27.6
                                              ========      =========      =========     ============

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                  (IN MILLIONS)

                                                GATX         FINANCIAL      CORPORATE          GATX
                                                RAIL         SERVICES       AND OTHER      CONSOLIDATED
                                              ---------      ---------      ---------      ------------
GROSS INCOME
Lease income                                  $   150.1      $   101.2      $      --      $      251.3
Marine operating revenue                             --           26.0             --              26.0
Interest income                                      --           11.5             --              11.5
Asset remarketing income                             .6           13.7             --              14.3
Gain on sale of securities                           --             .5             --                .5
Fees                                                 .7            3.8             --               4.5
Other                                              10.9            4.5            1.0              16.4
                                              ---------      ---------      ---------      ------------
Revenues                                          162.3          161.2            1.0             324.5
Gain on extinguishment of debt                       --            1.0            1.1               2.1
Share of affiliates' earnings (loss)                4.4          (14.1)            --              (9.7)
                                              ---------      ---------      ---------      ------------
TOTAL GROSS INCOME                                166.7          148.1            2.1             316.9

OWNERSHIP COSTS
Depreciation                                       26.2           61.3             --              87.5
Interest, net                                      13.3           37.3            6.3              56.9
Operating lease expense                            42.6            3.9            (.6)             45.9
                                              ---------      ---------      ---------      ------------
TOTAL OWNERSHIP COSTS                              82.1          102.5            5.7             190.3

OTHER COSTS AND EXPENSES
Maintenance expense                                38.7             .3             --              39.0
Marine operating expenses                            --           20.6             --              20.6
Other operating expenses                           10.6            1.9             --              12.5
Selling, general and administrative                19.3           29.4            3.9              52.6
Provision for possible losses                        .5            6.8             --               7.3
Asset impairment charges                             --           24.9             --              24.9
Reduction in workforce charges                      2.0           14.9             --              16.9
Fair value adjustments for derivatives              (.1)            .6             --                .5
                                              ---------      ---------      ---------      ------------
TOTAL OTHER COSTS AND EXPENSES                     71.0           99.4            3.9             174.3
                                              ---------      ---------      ---------      ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES AND CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE                  13.6          (53.8)          (7.5)            (47.7)

INCOME TAX PROVISION (BENEFIT)                      7.3          (22.7)          (2.9)            (18.3)

                                              ---------      ---------      ---------      ------------
NET INCOME (LOSS)                             $     6.3      $   (31.1)     $    (4.6)     $      (29.4)
                                              =========      =========      =========      ============

                        GATX CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTAL INFORMATION (UNAUDITED)
                       (IN MILLIONS, EXCEPT RAILCAR DATA)

                                                   12/31/2003       12/31/2002
                                                   ----------       ----------
Total Assets, Excluding Cash (a)                   $  7,099.8       $  7,428.5
Reservable Assets                                       845.2          1,245.0
Financial Services Investments                        2,532.2          2,900.9

Allowance for Losses                                     51.6             82.2
Allowance for Losses as a Percentage
    of Reservable Assets                                  6.1%             6.6%

Net Charge-Offs and Asset Impairments
    and Write-Downs                                      67.2             97.1
Net Charge-Offs/Impairments/Write-Downs
    as a Percentage of Average Total Assets                .9%             1.3%

Non-performing Investments                               84.3             94.9
Non-performing Investments as a Percentage
    of Financial Services' Investments                    3.3%             3.3%

Capital Structure
Short-term Debt, Net of Unrestricted Cash              (195.6)          (217.4)
Long-term Debt:
   On Balance Sheet
   Recourse                                           3,255.9          3,487.9
   Nonrecourse                                          445.6            594.6

   Off Balance Sheet
   Recourse                                             978.6          1,018.8
   Nonrecourse                                          313.0            353.4

   Capital Lease Obligations                            122.4            143.7

Total Net Debt Obligations                            4,919.9          5,381.0
Total Recourse Debt                                   4,161.3          4,433.0
Shareholders' Equity and Allowance for Losses           940.5            882.8

Recourse Leverage                                         4.4              5.0

ASSET REMARKETING INCOME
   Disposition gains on owned assets                     42.0             40.8
   Residual sharing fees                                  6.7             13.9
                                                   ----------       ----------
                                                         48.7             54.7

RAILCAR DATA
North American Fleet Utilization                           93%              91%

Beginning Fleet Size                                  107,150          110,201
   Additions                                            2,388            3,794
   Scrappings                                          (4,290)          (6,845)
                                                   ----------       ----------
Ending Fleet Size                                     105,248          107,150

(a) Includes Off Balance Sheet Assets

                                     --30--